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                                                                  Exhibit 15.1



November 9, 1999



The Board of Directors
United Stationers Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of United Stationers Inc. for the registration of 8,200,000 shares of its common stock of our report dated October 19, 1999, except for Note 8, as to which the date is October 21, 1999, relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. which are included in its Form 10-Q for the quarter ended September 30, 1999.


                                                       /s/ Ernst & Young LLP